UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2019

Coupa Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-37901	20-4429448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1855 S. Grant Street

San Mateo, CA 94402

(Address of principal executive offices, including zip code)

650-931-3200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 12, 2019, Coupa Software Incorporated (“Coupa” or the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) by and among the Company, Epic Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Exari Group, Inc., a Delaware corporation (the “Target”), and Beacon Equity Partners, LLC as stockholder representative (the “Stockholder Representative”), pursuant to which the Company will acquire the Target and the Target will become a wholly-owned subsidiary of the Company (the “Transaction”).

The aggregate purchase price for the Transaction is approximately $215 million in cash (which amount shall be subject to customary upward or downward adjustments for the Target’s working capital and other matters for up to 90 days following the date upon which the Transaction is consummated).

Pursuant to the Agreement, the Target has made certain representations and warranties to the Company for which, subject to the terms of the Agreement, the stockholders of the Target will be liable in the event of a breach and have agreed to indemnify the Company for certain matters. A representations and warranties insurance policy was purchased under which the Company may seek coverage for breaches of Target’s representations and warranties to supplement an indemnity escrow. The representations and warranties insurance policy is subject to certain customary exclusions and deductibles.

The Transaction is expected to close during the Company’s fiscal second quarter and is subject to various customary conditions, including, among other things, the expiration or termination of the applicable waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

The Agreement also contains certain termination rights, including, among other things, the right of either party to terminate the Agreement if the Transaction has not occurred by July 12, 2019.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Agreement governs the contractual rights between the parties in relation to the acquisition. We have included the above summary of certain terms of the Agreement and attached the Agreement as an exhibit to this Form 8-K to provide you with information regarding the terms of the Agreement. This summary and report are not intended to modify or supplement any factual disclosures about the Company or the Target in our respective public reports filed with the SEC or other regulators. In particular, the Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or the Target. The representations and warranties contained in the Agreement have been negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

Forward-Looking Statements:

This report includes forward-looking statements. All statements other than statements of historical facts, including statements regarding the completion of the Transaction, are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially, including: the risk of failing to satisfy closing conditions to the transaction; the risk that the transaction will not close or that closing will be delayed; the risk that the companies’ respective businesses will suffer due to uncertainty related to the transaction; difficulties encountered in integrating merged businesses, including employee, customer, supplier and product difficulties; costs related to the transaction; general market and business conditions; and unanticipated impact of accounting for the transaction.

These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s annual report on Form 10-K filed with the SEC on March 27, 2019, which is available at www.investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Coupa makes with the SEC from time to time.

The forward-looking statements in this release reflect Coupa’s expectations as of the date hereof. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

Item 7.01.	Regulation FD Disclosure.

On April 16, 2019, the Company issued a press release announcing that it had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among the Company, Epic Merger Sub, Inc., Exari Group, Inc., and Beacon Equity Partners, LLC as stockholder representative.

99.1	Press Release dated April 16, 2019.

*

Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, any or all of such omitted exhibits and/or schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coupa Software Incorporated

By:	/s/ Todd Ford
Todd Ford
Chief Financial Officer (Principal Financial Officer)

Dated: April 16, 2019